                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

  Filed by the registrant /X/

  Filed by a party other than the registrant / /

  Check the appropriate box:

  / / Preliminary proxy statement  / / Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

  /X/ Definitive proxy statement

  / / Definitive additional materials

  / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PREMARK INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             PREMARK INTERNATIONAL
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
Item 22(a)(2) of Schedule 14A.

  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5) Total fee paid:

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  / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

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  (2) Form, schedule or registration statement no.:

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  (3) Filing party:

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  (4) Date filed:

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

[logo]                       PREMARK INTERNATIONAL, INC.

                             1717 DEERFIELD ROAD
                             DEERFIELD, ILLINOIS 60015

--------------------------------------------------------------------------------
1995 NOTICE OF
                             TO OUR SHAREHOLDERS:
ANNUAL MEETING AND
                             You are cordially invited to attend the Company's annual meeting
PROXY STATEMENT
                             of shareholders to be held on Wednesday, May 3, 1995, at the Kingston Plantation, 9800 Lake Drive, Myrtle Beach, South Carolina. The meeting will begin at 11:00 a.m.
                             The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. A summary of the proceedings will be included in the first quarter report to shareholders. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it as soon as possible so that your shares will be represented.

                             Sincerely,

                             [sig]

                             Warren L. Batts
                             Chairman and
                             Chief Executive Officer

                             March 27, 1995

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

The 1995 annual meeting of shareholders of Premark International, Inc. will be held at the Kingston Plantation, 9800 Lake Drive, Myrtle Beach, South Carolina, on Wednesday, May 3, 1995, at 11:00 a.m., to consider and vote upon:

  1. The election of four directors for the term expiring at the 1998 annual meeting of shareholders and one director for the term expiring at the 1996 annual meeting of shareholders;

  2. The proposal to ratify the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 30, 1995; and

  3. Such other business as may properly come before the meeting and any adjournment thereof.

The foregoing matters are described in more detail in the attached proxy statement.

Please complete and sign the enclosed proxy card and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted, whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will admit you to the meeting.

By order of the Board of Directors,

[sig]

John M. Costigan
Secretary

March 27, 1995

CONTENTS                                                PAGE
General Information.................................    1
Election of Directors...............................    1
Security Ownership of Management....................    4
Security Ownership of Certain Beneficial Owners.....    5
Report of the Compensation and Employee Benefits
  Committee on Executive Compensation...............    6
Performance Graph...................................    9
Summary Compensation Table..........................   10
Stock Options.......................................   12
Long-Term Incentive Plan Awards.....................   14
Pension Plans.......................................   15
Compensation of Directors...........................   16
Change-of-Control Arrangements and
  Employment Contracts..............................   17
Proposal to Ratify the Appointment of
  Independent Auditors..............................   18
Other Matters.......................................   19

PROXY STATEMENT

--------------------------------------------------------------------------------

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Premark International, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 3, 1995 and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 27, 1995.

Share numbers in this proxy statement reflect the 2-for-1 stock split effected in the form of a 100% stock dividend paid to shareholders on July 5, 1994, unless otherwise noted.

VOTING AT THE MEETING

The Board of Directors (the "Board") has fixed the close of business on March 3, 1995, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 62,522,614 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed two officers of Chemical Bank, transfer agent for the Company, as independent inspectors to act at the meeting.

The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors, and the affirmative vote of a majority of the votes cast at the meeting for the approval of the independent auditors.

Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, however, directors have been nominated for election to two classes.

Four directors have been nominated by the Board for the term expiring at the 1998 annual meeting. The persons nominated are Warren L. Batts, Ruth M. Davis, Lloyd C. Elam and John B. McKinnon, all of whom are currently directors of the Company.

The Board has also nominated E. V. Goings for election as a director for the term expiring at the 1996 annual meeting. Upon his election, the number of directors will be thirteen.

Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, the Board may either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

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
----------------------------------------------------------
      Name, Principal Business Positions
             for Past Five Years,               Year First
             Other Directorships,                Elected
          Expiration of Term and Age             Director
----------------------------------------------------------
NOMINEE FOR ELECTION AS A DIRECTOR
  FOR A TERM EXPIRING IN 1996:
E. V. GOINGS, Executive Vice President of the
Company and President of Tupperware Worldwide
  since November 1992, after serving as Senior
Vice President of Sara Lee Corporation. From
1986 to 1992, Mr. Goings served in various
executive positions with Avon Products, Inc.
Age 49.

NOMINEES FOR ELECTION AS DIRECTORS
  FOR TERMS EXPIRING IN 1998:
WARREN L. BATTS, Chairman of the Board and
Chief Executive Officer of the Company. Mr.
  Batts serves as a director of The Allstate
Corporation, Cooper Industries, Inc., Sears,
Roebuck and Co. and Sprint Corporation. Age 62.    1986

RUTH M. DAVIS, PH.D., President and Chief
Executive Officer of The Pymatuning Group,
  Inc., a technology management services firm.
Dr. Davis is Chairman of the Board of Trustees
of the Aerospace Corporation, and a Trustee of
Consolidated Edison Company of New York. She
also serves as a director of Air Products and
Chemicals, Inc., Ceridian Corporation, Giddings
and Lewis, Inc., Principal Mutual Life
Insurance Company, Sprint Corporation and
Varian Associates. Age 66.                         1986

LLOYD C. ELAM, M.D., Distinguished Professor
(after serving as Chancellor and as President)
  of Meharry Medical College. Dr. Elam serves
as a director of Bell South Telecommunications,
Inc., First Union National Bank of Tennessee
and Merck & Co., Inc. Age 66.                      1986

JOHN B. MCKINNON, Dean of the Babcock Graduate
  School of Management, Wake Forest University
since July 1989. Mr. McKinnon serves as a
director of Integon, Inc. and Morrison
Restaurants, Inc. Age 60.                          1986

DIRECTORS CONTINUING IN OFFICE:
WILLIAM O. BOURKE, retired in 1992 as Chairman
  and Chief Executive Officer of Reynolds
Metals Company, an aluminum, gold and

----------------------------------------------------------
      Name, Principal Business Positions
             for Past Five Years,               Year First
             Other Directorships,                Elected
          Expiration of Term and Age             Director
----------------------------------------------------------
consumer products company. Mr. Bourke serves as
a director of Merrill Lynch & Co., Inc.,
Reynolds Metals Company and Sonat, Inc. Term
expires in 1996. Age 67.                           1989

CLIFFORD J. GRUM, Chairman and Chief Executive
  Officer of Temple-Inland, Inc., a forest
products company. Mr. Grum serves as a director
of Cooper Industries, Inc. and Temple-Inland,
Inc. Term expires in 1997. Age 60.                 1986

JOSEPH E. LUECKE, retired in 1992 as Chairman
of the Board and Chief Executive Officer of
Kemper Corporation, an insurance and financial
services company, and as Chairman of Kemper
National Insurance Companies. Term expires in
1996. Age 68.                                      1989

BOB MARBUT, Chairman and Chief Executive
Officer of Argyle Communications, Inc., a
  communications, marketing and consulting
company, since January 1992. He is also Chief
Executive Officer of Argyle Television Holding,
Inc., a television and communications holding
company, a position held since 1993. Prior
thereto, Mr. Marbut served in various executive
positions with Harte-Hanks Communications, Inc.
Mr. Marbut serves as a director of Argyle Com-
munications, Inc., Argyle Television Holding,
Inc., Diamond Shamrock, Inc. and Tracor, Inc.
Term expires in 1997. Age 59.                      1986

DAVID R. PARKER, Chairman of ProSource, Inc., a
  leading food-service distribution company
since June 1992. Prior thereto, Mr. Parker
served in various executive positions with
Ryder System, Inc. Term expires in 1997. Age
51.                                                1990

ROBERT M. PRICE, President of PSV, Inc., a firm
which assists public and private enterprises in
the utilization and commercialization of new
  technologies. He retired in 1990 as Chairman
of the Board of Control Data Corporation, a
computer products company. Mr. Price serves as
a director of Fourth Shift Corporation,
International Multifoods Corporation, Public
Service Company of New Mexico and Rohr, Inc.
Term expires in 1996. Age 64.                      1989

--------------------------------------------------------------------------------

----------------------------------------------------------
      Name, Principal Business Positions
             for Past Five Years,               Year First
             Other Directorships,                Elected
          Expiration of Term and Age             Director
----------------------------------------------------------
JAMES M. RINGLER, President and Chief Oper-
ating Officer of the Company since June 1992,
having served as Executive Vice President since
January 1990, and President of its Food Equip-
ment Group since August 1990. Prior to January
1990, Mr. Ringler served as President of White
Consolidated Industries. Mr. Ringler serves as
  a director of Reynolds Metals Company and
Thiokol Corporation. Term expires in 1997. Age
49.                                                1990

JANICE D. STONEY, candidate for the U.S. Senate
from Nebraska in the 1994 election. Mrs. Stoney
retired in 1992 as Executive Vice President,
  Total Quality System, US WEST Communications,
Inc., a communications company and an affiliate
of US WEST, Inc., a position she held since
March 1991. Prior thereto, Mrs. Stoney served
in various executive positions with US WEST,
Inc. and its affiliates. Mrs. Stoney serves as
a director of Guarantee Mutual Life Co.,
Norwest Bank -- Nebraska, Tennant Company and
Whirlpool Corporation. Term expires in 1996.
Age 54.                                            1989

BOARD COMMITTEES

The Audit Committee, which held 3 meetings in 1994, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it reviews systems of internal control and accounting policies. The Audit Committee charter provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries. Members of this Committee are Mr. Bourke (Chairperson), Dr. Davis,
Messrs. Grum, McKinnon, Parker and Price and
Mrs. Stoney.

The Committee on Directors, which held 2 meetings in 1994, identifies, reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee on Directors will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose to the Committee a candidate for Board membership should send to the attention of the Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and the complete business, professional and educational background of the proposed candidate. Members of this Committee are Dr. Davis (Chairperson), and Messrs. Bourke, Grum, Luecke, Marbut and McKinnon.

The Compensation and Employee Benefits Committee, which held 4 meetings in 1994, evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. It directs the administration of and makes various determinations under the management incentive plans. In addition, it appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Grum (Chairperson), Mr. Bourke, Dr. Elam, Mr. Luecke and Mrs. Stoney.

The Corporate Responsibility Committee, which held 2 meetings in 1994, monitors the Company's relationships with and support of various outside interests, including the communities within which it operates, and recommends corporate policies with respect to affirmative action, equal opportunity and similar issues of social significance. The Committee also reviews the Company's adherence to both the spirit and letter of the law in the areas of employee safety and health and environmental responsibility. Members of this Committee are Mr. Luecke (Chairperson), Dr. Davis, Dr. Elam and Messrs. Marbut and Price.

The Executive Committee, which did not meet in 1994, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Mr. Batts (Chairperson), Dr. Elam and Messrs. McKinnon, Price and Ringler.

The Finance Committee, which held 3 meetings in 1994, recommends to the Board dividends and financial policies. The Committee has authority to approve various financial transactions. It appoints members of senior management to be responsible for employee benefit plan funding and investment, and it reviews employee benefit plan investment performance and policies. Members of this Committee are Mr. McKinnon (Chairperson), Messrs. Marbut, Parker, Price and Ringler and Mrs. Stoney.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

There were 5 Board meetings held in 1994. All of the directors attended all of the Board meetings and every meeting of the Board committees on which he or she serves except for Mr. Bourke who missed 1 Board meeting and 1 committee meeting, Mr. Parker who missed 2 committee meetings and Mrs. Stoney who missed 1 Board meeting and 3 committee meetings.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 3, 1995, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. No director or officer owns more than 1% of the Company's common stock, except Mr. Batts who owns 1.1%. Directors and officers as a group own 2.9%.
--------------------------------------------------------------------------------

                                                   Shared       Shares that may
                                                Ownership or      be acquired
                                               held by or for   within 60 days                        Retirement     Total Shares
                                                   Family         of March 3,        Restricted      Savings Plan-   Beneficially
            Name              Sole Ownership      Members           1995(1)            Stock            401(k)          Owned
---------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts.............  569,432....               --          102,000                --            20,273          691,705
William O. Bourke...........  2,450......               --            8,000                --                --           10,450
Ruth M. Davis...............  2,887......               --            2,029                --                --            4,916
Joseph W. Deering...........           --               --               --            10,000                --           10,000
Lloyd C. Elam...............        6,067               --            4,000                --                --           10,067
E.V. Goings.................       20,076               --               --            31,043                --           51,119
Clifford J. Grum............        4,124            8,000            8,000                --                --           20,124
Joseph E. Luecke............        2,000            2,000               --                --                --            4,000
Bob Marbut..................        7,470               --            4,000                --                --           11,470
John B. McKinnon............        4,800               --            8,000                --                --           12,800
David R. Parker.............           --            6,000            8,000                --                --           14,000
Robert M. Price.............        2,000               --            4,000                --                --            6,000
James M. Ringler............       29,000               --          230,000                --             4,138          263,138
Lawrence B. Skatoff.........       35,493           10,000               --                --             1,926           47,419
Janice D. Stoney............           --            2,400            8,000                --                --           10,400
All directors and executive
  officers as a group
  (25 including the named
  individuals above)........      774,737          185,032(2)       749,829            46,043            85,677        1,841,318(2)
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes stock options granted under the Company's management incentive plans and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2) Excludes 14,684 shares for which voting and investment power is disclaimed.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company's common stock, which is the Company's only class of outstanding voting securities:
--------------------------------------------------------------------

                                        Amount
                                          and
                                       Nature of       Percentage
          Name and Address of          Beneficial       of
           Beneficial Owner            Ownership       Class
------------------------------------------------------------
Bankers Trust New York Corporation     5,627,093(1)     9.0%
Post Office Box 318
Church Street Station
New York, New York 10008
------------------------------------------------------------

(1) As of December 31, 1994, Bankers Trust New York Corporation and its wholly-owned subsidiary, Bankers Trust Company (the "Bank"), were the beneficial owners of 1,318,244 shares. The Bank acts as trustee for various employee benefit plan trusts and as an investment advisor. The Bank has sole voting power with respect to 905,528 shares, sole investment power with respect to 1,317,824 shares and shared voting and investment power with respect to 420 shares. With respect to the Company, the Bank serves as the Trustee of the Premark International, Inc. Master Defined Contribution Trust which holds 4,308,849 shares. These shares are held for the individual accounts of approximately 6,400 employees of the Company who participate in the Premark stock fund in Company-sponsored plans. The Trustee must solicit and follow voting instructions from the participants. For shares not instructed and shares not yet allocated to participant accounts, the Trustee, in accordance with the terms of the trust, will vote the shares in the same proportions which the Trustee has been instructed to vote by the participants.

--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND EMPLOYEE
BENEFITS COMMITTEE ON EXECUTIVE
COMPENSATION

The Compensation and Employee Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and management incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors and regularly meets 3 times each year.

EXECUTIVE COMPENSATION PHILOSOPHY

The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company and/or business unit performance.

The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual and long-term cash incentive compensation, and stock compensation consisting primarily of stock options and secondarily of restricted stock.

The Committee assesses compensation competitiveness by referring at least annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include predicted market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of predicted total compensation for the Company's most senior executives, derived from a group of manufacturing and consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are not the same companies that comprise the comparator group index in the Performance Graph included in this proxy statement. The Committee believes that the Company's competitors for executive talent are not confined to those companies that would be included in a comparator group established for comparing shareholder returns.

Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

     -- Emphasizes "at risk" pay such as bonuses, options and long-term incentives.

     -- Emphasizes long-term compensation such as options and long-term incentives.

     -- Rewards financial results rather than individual performance against individual objectives.

The Omnibus Reconciliation Act of 1993 (OBRA) established certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with OBRA. The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with OBRA. However, the Committee reserves the right to forego deductibility if in its discretion it believes a particular compensation program or payment is consistent with the overall best interests of the Company and its shareholders.

ANNUAL SALARIES

Salary ranges governing executives including the chief executive officer (the
CEO) and the other Named Officers are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure. The CEO and chief operating officer receive salary increase consideration at approximately 18 month intervals, while other senior executives receive salary increase consideration at 12-15 month intervals.

Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the cases of the CEO and the chief operating officer. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

--------------------------------------------------------------------------------

The salaries of the executive officers as a group are, on average, 7% above the predicted medians of the survey data referred to previously.

SHORT-TERM INCENTIVES

The Company's annual cash incentive programs for executives are based on financial performance, and are designed to promote the annual objectives of the organization.

Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The CEO's and the other Named Officers' target incentive opportunities are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0-200% of target.

Financial objectives are subject to review and approval by the Committee at the beginning of each year. For 1994, net income was the financial measure for all executive level business unit incentives (including those for Messrs. Deering and Goings). Business units also were required to meet a prescribed working capital turnover standard to qualify for any incentive award. Messrs. Deering and Goings achieved 187% and 183% of their net income targets, respectively.

Because economic value added or "EVA" (defined as net operating profit after taxes less a capital charge) is regarded as an effective simultaneous measurement of both earnings improvement and capital usage, it was the measure for the Corporate Office staff, including Messrs. Batts, Ringler and Skatoff. Because the Company far exceeded its EVA performance goals, the awards to Messrs. Batts, Ringler and Skatoff were equal to 200% of those executives' targets. The average percentage award to the Named Officers' was 194% of target.

The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

In certain cases, guaranteed minimum annual incentives may be agreed to at the time an executive is recruited. Such a guaranteed minimum was established as part of the employment agreement between the Company and Mr. Goings. See "Change-of-Control Arrangements and Employment Contracts."

LONG-TERM INCENTIVES

The Company's long-term cash incentive programs are based on financial performance, and are designed both to promote the long-term objectives of the organization, and to serve as a retention incentive. Participants include the CEO and the other Named Officers as well as key employees who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the organization. Each participant's target incentive opportunity is established as a percentage of salary, and is based on job level, impact on results, and the competitive data referred to previously. For the three-year program that began January 1, 1994, the CEO's and the other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0-300% of target. (It is currently expected that the targets for subsequent three-year cycles will be substantially less than 50-65%. For example, the targets for the three-year cycle that began January 1, 1995, range from 25-32.5% of salary.)

Financial objectives are subject to review and approval by the Committee at the beginning of each performance period. For the three-year programs that began January 1, 1994, EVA or net income was the financial measure for all business units, and EVA was the financial measure for the Corporate Office staff.

The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that in its judgment is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

--------------------------------------------------------------------------------

STOCK OPTIONS

The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of shareholders. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by senior officers.

Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on product, staffing, technology, pricing, investment or policy matters. The aggregate number of options granted and each individual grant to the CEO and the other Named Officers are based on competitive norms derived from the survey data referred to previously, and are subject to Committee approval annually. The competitive norms include grant size data (number of shares times exercise price) for companies granting options as their only long-term program, as well as companies granting options in conjunction with one or more additional long-term incentive programs. The size of 1994's grants for the executive officers as a group approximates the median of the competitive norms. The option price for shares is the fair market value of the shares on the date of grant. Options granted in 1994 will become exercisable three years from the date of grant.

RESTRICTED STOCK

The Company no longer makes grants of restricted stock as part of its regular long-term incentive program, but will do so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, as in the case of Mr. Goings, or as compensation for the forfeited value of incentive or stock awards at a previous employer, as in the case of Mr. Deering.

CORPORATE PERFORMANCE & CEO PAY

In 1994, the Company had record net income of $225.5 million because of strong Food Equipment Group and Tupperware performances, and improvement at nearly all other units. Net income for 1994 increased nearly 31% from 1993's $172.5 million. The improvements at Tupperware, the ability of the Food Equipment Group and Ralph Wilson Plastics to leverage their market positions, and the performances at nearly all of the smaller units were all rated highly by the Committee.

Based on the above results, which far surpassed net income plans and, hence, EVA goals, Mr. Batts was awarded a maximum annual incentive award of $975,000 (200% of target), up 7% from $910,000 in 1993. Mr. Batts' 1994 total of base salary and annual incentive award increased 6% to $1,683,333 from $1,593,333 in 1993.

Taking into account the Company's continuing fine performance, salaries of CEOs at similar-sized organizations, Mr. Batts' recent compensation history, and his eight-year tenure, the Board increased his salary from $700,000 to $750,000 in 1994. As of December, 1994, Mr. Batts' salary ranges from 13% above to 2% below predicted market medians.

The Committee granted 38,000 option shares to Mr. Batts, taking into consideration the scope of his responsibility, competitive awards granted to CEOs at like-sized organizations, the number of options previously granted to Mr. Batts, and Company performance. The Committee believes this option award to be comparable to median-sized awards for CEOs of like-sized organizations.

Based upon a comparison of Mr. Batts' total compensation package (salary, annual and long-term incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEO's of the benchmark companies referred to previously, Mr. Batts' total compensation opportunity at target is 4% less than the predicted market median.

COMPENSATION AND EMPLOYEE
BENEFITS COMMITTEE
Clifford J. Grum -- Chairperson
William O. Bourke
Lloyd C. Elam
Joseph E. Luecke
Janice D. Stoney

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock
Index and to the Value Line Diversified
Company Industry Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1989 and that all dividends were reinvested. The Company is included in both the S&P 500 Stock Index and the Value Line Diversified Company
Index. As a diversified manufacturer and seller of a broad line of consumer and commercial products, the Company is not easily categorized with other more specific industry indices. Further, many of the companies with which the Company competes are private and peer group comparative data is not available.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                      DECEMBER 1989 THROUGH DECEMBER 1994

      MEASUREMENT PERIOD          PREMARK IN-     VALUE LINE
    (FISCAL YEAR COVERED)         TERNATIONAL     DIVERSIFIED       S&P 500
1989                                    100.00          100.00          100.00
1990                                     58.91           81.30           96.89
1991                                    142.08          108.19          126.28
1992                                    145.58          127.94          135.88
1993                                    292.80          167.00          149.52
1994                                    332.60          171.68          151.55

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following table sets forth the annual
and long-term compensation, attributable
to all service in the fiscal years 1994,
1993 and 1992, paid to those persons who
were at the end of the 1994 fiscal year
(i) the chief executive officer, and (ii)
the other four most highly compensated
executive officers of the Company (the
"Named Officers"):
--------------------------------------------------------------------------------

                                                                                        Long-term Compensation
                                                                                       -------------------------
                                                     Annual Compensation                        Awards
                                          -----------------------------------------    -------------------------
                                                                          Other        Restricted                      All
                                                                          Annual         Stock        Securities      Other
                                                                       Compensation      Awards       Underlying   Compensation
    Name and Principal Position     Year  Salary($)(1)   Bonus($)          ($)           ($)(2)       Options(#)      ($)(3)
-------------------------------------------------------------------------------------------------------------------------------
WARREN L. BATTS.................... 1994    $708,333    $  975,000       $682,500(4)           0         38,000      $143,832
Chairman of the Board and.......... 1993    $683,333    $  910,000       $500,000(5)           0         30,000      $ 91,272
Chief Executive Officer............ 1992    $650,000    $  350,000       $475,314(6)           0         70,000      $125,280
JOSEPH W. DEERING(7)............... 1994    $321,333    $  314,832       $182,400(4)           0         22,250      $ 11,291
Group Vice President and........... 1993    $306,667    $  243,200       $ 56,446(8)           0         12,700      $  9,133
President, Food Equipment Group.... 1992    $163,654    $  150,000             --       $173,750         60,000            --
E.V. GOINGS(9)..................... 1994    $347,500    $1,085,513(10)   $243,750(4)    $764,913(10)     17,250      $ 58,707
Executive Vice President........... 1993    $325,000    $  325,000             --              0         17,000      $ 18,422
and President, Tupperware.......... 1992    $ 31,250    $  150,000             --       $695,000        100,000            --
JAMES M. RINGLER................... 1994    $500,000    $  550,000       $379,500(4)           0         23,000      $ 88,722
President and Chief................ 1993    $460,000    $  506,000             --              0          8,500      $ 57,672
Operating Officer.................. 1992    $447,500    $  200,000       $269,157(6)           0         30,000      $ 77,369
LAWRENCE B. SKATOFF................ 1994    $305,000    $  305,000       $217,500(4)           0         11,500      $ 51,732
Senior Vice President and.......... 1993    $290,000    $  290,000             --              0         12,700      $ 32,738
Chief Financial Officer............ 1992    $275,000    $   92,957       $ 44,621(6)           0         25,000      $ 18,563

--------------------------------------------------------------------------------

 (1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code"), as well as Code Section 125 contributions to the Flexible Benefits Plan.

 (2) Represents the market value on the date of grant of restricted stock awarded under the Company's management incentive plans. The number, vesting schedule and value of restricted stock held at the end of the 1994 fiscal year are as follows:

                                                                                          Vesting Schedule
                                              Date of       Number of                   --------------------
                       Name                    Grant       Shares Held      Value       Shares        Date
      --------------------------------------  --------     -----------     --------     -------     --------
      Mr. Batts.............................        --             0             --         --            --
      Mr. Deering...........................  06/15/92        10,000       $447,500      3,333      06/15/95
                                                                                         3,333      06/15/96
                                                                                         3,334      06/15/97
      Mr. Goings............................  11/23/92        13,332       $596,607     13,332      11/23/95
      Mr. Ringler...........................        --             0             --         --            --
      Mr. Skatoff...........................        --             0             --         --            --

       In the event of a Change of Control of the Company, all restricted stock shares become free of all restrictions and become nonforfeitable. Holders of restricted stock receive the same dividends as other common stock holders.

--------------------------------------------------------------------------------

 (3) For the 1994 fiscal year, consists of annual Company contributions to the Retirement Savings Plan and amounts credited to the Supplemental Plan (which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for benefit limits imposed by the Code) as follows: Mr. Batts, $10,682 and $133,150; Mr. Deering, $3,287 and $8,004; Mr. Goings $11,157 and $47,550; Mr. Ringler,
      $10,760 and $77,962; and Mr. Skatoff, $11,167 and $40,565, respectively.

 (4) Represents a 1994 payout based on 1993 performance under the Long-Term Incentive Plan, but is included among the Annual Compensation data in accordance with the incentive compensation reporting rules.

 (5) Represents a special bonus award in recognition of the Company's progress under Mr. Batts' leadership. It is not expected that this will be a recurring event.

 (6) Represents a 1992 payout based on 1991 performance under the Long-Term Incentive Plan, but is included among the Annual Compensation data in accordance with the executive compensation reporting rules.

 (7)  Mr. Deering joined the Company on June 15, 1992.

 (8) Represents a 1993 payout based on 1992 performance under the Long-Term Incentive Plan, but is included among the Annual Compensation data in accordance with the executive compensation reporting rules.

 (9)  Mr. Goings joined the Company on November 23, 1992.

(10) In the Bonus column, $764,913 represents the cash portion of the 1994 gainsharing award under an employment agreement with Mr. Goings, and $320,600 represents an annual bonus based on the performance of non-North American Tupperware operations. The other part of the gainsharing award was paid in 17,711 shares of restricted stock, which will vest 2 years from date of grant. Dividends will be paid on the shares. The value of such shares is reflected in the Restricted Stock column. See "Change-of-Control Arrangements and Employment Contracts" on page 17 for further discussion.

--------------------------------------------------------------------------------

STOCK OPTIONS

The following tables show grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 1994 Incentive Plan. The Plan permits the grant of stock appreciation rights in connection with all or any part of an option, but none has been granted.

                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                       Individual Grants
                                                 -------------------------------------------------------------
                                                   Number of         % of Total
                                                   Securities         Options
                                                   Underlying        Granted to      Exercise or                   Grant Date
                                                    Options         Employees in     Base Price      Expiration   Present Value
                     Name                        Granted (#)(1)     Fiscal Year       ($/Sh)(2)        Date          ($)(3)
-------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts................................      38,000             5.53%          $ 44.65       10-31-04       $ 518,206
Joseph W. Deering..............................      22,250             3.24%          $ 44.65       10-31-04       $ 303,423
E. V. Goings...................................      17,250             2.51%          $ 44.65       10-31-04       $ 235,238
James M. Ringler...............................      23,000             3.35%          $ 44.65       10-31-04       $ 313,651
Lawrence B. Skatoff............................      11,500             1.67%          $ 44.65       10-31-04       $ 156,826
-------------------------------------------------------------------------------------------------------------------------------

(1)  These options will become exercisable on November 1, 1997.

(2) Stock options are granted at the average fair market value of the Company's common stock on the date of grant rounded up to the nearest nickel. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the then fair market value of common stock in cash.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 2%, a risk-free interest rate of 7.5%, an expected stock price volatility based on historical experience of 26%, and an expected option life based on historical experience of 5 years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

--------------------------------------------------------------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised        In-The-Money Options at
                        Shares Acquired       Value           Options at FY-End(#)              FY-End($)(2)
                          on Exercise        Realized      ---------------------------   ---------------------------
         Name               (#)(1)            ($)(2)       Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------
Warren L. Batts.......      280,000(3)      $9,611,600       102,000        138,000      $2,976,030     $ 2,099,050
Joseph W. Deering.....            0                  0             0         94,950               0     $ 1,736,155
E. V. Goings..........            0                  0             0        134,250               0     $ 2,893,108
James M. Ringler......            0                  0       230,000         61,500      $7,924,750     $   874,482
Lawrence B. Skatoff...      103,000(4)       3,001,231             0         49,200               0     $   761,574
--------------------------------------------------------------------------------------------------------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

(3) Mr. Batts exercised options for 280,000 shares. He paid for the option by surrendering 57,630 previously-owned shares, and had the Company withhold 72,174 shares for taxes. He sold an additional 40,000 shares for taxes. Following these transactions his stockholdings increased from 459,236 to 569,432 shares.

(4) Mr. Skatoff exercised options for 103,000 shares. He sold 67,507 shares to pay for the options and the taxes. He thereby increased his stockholdings from 10,000 to 45,493 shares.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS

The following table shows long-term
incentive awards under the Company's 1994
Incentive Plan made during 1994:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                    Performance or
                                                  Other Period Until               Estimated Future Payouts
                                                     Maturation or             Under Non-Stock Price-Based Plans
                     Name                               Payout             Threshold        Target         Maximum
--------------------------------------------------------------------------------------------------------------------
Warren L. Batts...............................          3 years               $ 0          $487,500       $1,462,500
Joseph W. Deering.............................          3 years               $ 0          $168,000       $  504,000
E. V. Goings..................................          3 years               $ 0          $175,000       $  525,000
James M. Ringler..............................          3 years               $ 0          $275,000       $  825,000
Lawrence B. Skatoff...........................          3 years               $ 0          $152,500       $  457,500
--------------------------------------------------------------------------------------------------------------------

The Named Officers participate in a 3-year Long-Term Incentive Program under the Company's 1994 Incentive Plan. The program provides for an incentive opportunity based on meeting or exceeding financial measures established by the Committee. Performance measurements are based on Economic Value Added performance which is defined as net operating profit after taxes less a capital charge. See further discussion on Economic Value Added in the "Report of the Compensation and Employee Benefits Committee on Executive Compensation" beginning on Page 6. Awards are subject to forfeiture if the participant's employment is terminated. The above estimated future payouts are based on a percentage of current salary which may change between now and time of payout.

--------------------------------------------------------------------------------

PENSION PLANS

PREMARK INTERNATIONAL, INC. BASE RETIREMENT PLAN

Messrs. Batts, Goings, Ringler and Skatoff participate in the Premark International, Inc. Base Retirement Plan (the "Base Plan") at 1% of career average pay. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years of service for each of the Named Officers are: Mr. Batts, 14.33; Mr. Goings, 2.08; Mr. Ringler, 5.0; and Mr. Skatoff, 3.33. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers in the Base Plan are: Mr. Batts, $207,817; Mr. Goings, $117,180; Mr. Ringler, $193,020; and Mr. Skatoff, $71,848. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Supplemental Plan (which provides benefits from general assets that would otherwise be payable from the plans, but for benefit limits imposed by the Internal Revenue Code).

PMI FOOD EQUIPMENT GROUP
RETIREMENT PLAN FOR SALARIED EMPLOYEES
--------------------------------------------------------------------------------

                                      Years of Service
   Final        ------------------------------------------------------------
Average Pay        15           20           25           30           35
-----------     --------     --------     --------     --------     --------
 $ 125,000      $ 27,188     $ 36,250     $ 45,313     $ 54,375     $ 63,438
   150,000        32,625       43,500       54,375       65,250       76,125
   175,000        38,063       50,750       63,438       76,125       88,813
   200,000        43,500       58,000       72,500       87,000      101,500
   225,000        48,938       65,250       81,563       97,875      114,188
   250,000        54,375       72,500       90,625      108,750      126,875
   300,000        65,250       87,000      108,750      130,500      152,250
   400,000        87,000      116,000      145,000      174,000      203,000
   450,000        97,875      130,500      163,125      195,750      228,375
   500,000       108,750      145,000      181,250      217,500      253,750
----------------------------------------------------------------------------

Mr. Deering participates in the Retirement Plan for Salaried Employees of the PMI Food Equipment Group. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Mr. Deering was credited with 2.58 years of service. Benefits are computed on a straight-life annuity basis and are subject to a Social Security offset.

--------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

Non-employee directors receive (i) an annual retainer fee of $22,000, (ii) an additional retainer fee for serving on Board committees (other than the Executive Committee) of $3,000 per year, in the case of the committee chairperson, and $1,000 per year, in the case of the other members, and (iii) a fee of $1,000 for each meeting of the Board and for each meeting of any committee attended.

Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest would be credited at the prime rate. Currently, no director has elected to defer fees. Under the Company's Director Stock Plan, non-employee directors may elect to receive their annual retainers in cash or in shares of Premark common stock, or they may elect to apply the retainer toward a reduced price on stock options. The Plan also provides that a grant of 1,000 shares of common stock is made to each new non-employee director after three months of service on the Board. This 1,000 share grant was not increased at the time of the 2-for-1 stock split.

The following table sets forth the retainers and fees paid to each non-employee director for services in 1994:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         Annual Retainer
                                           -------------------------------------------
                                                      Paid in      Applied to Stock
                                                      Shares            Options
                                                      -------    ---------------------     Committee
                                           Paid in      No.       No.                     Chairperson    Committee     Attendance
                Director                    Cash      Shares     Shares    Price/Share        Fee        Member Fee       Fees
---------------------------------------------------------------------------------------------------------------------------------
William O. Bourke........................       --       --      4,000       $ 32.25        $ 3,000        $2,000       $ 12,000
Ruth M. Davis............................  $16,500      137         --            --        $ 3,000        $2,000       $ 12,000
Lloyd C. Elam............................       --      551         --            --             --        $2,000       $ 11,000
Clifford J. Grum.........................       --       --      4,000       $ 32.25        $ 3,000        $2,000       $ 14,000
Joseph E. Luecke.........................  $22,000       --         --            --        $ 3,000        $2,000       $ 13,000
Bob Marbut...............................       --       --      4,000       $ 30.18             --        $3,000       $ 12,000
John B. McKinnon.........................       --       --      4,000       $ 32.25        $ 3,000        $2,000       $ 13,000
David R. Parker..........................       --       --      4,000       $ 32.25             --        $2,000       $  9,000
Robert M. Price..........................  $11,000       --      2,000       $ 32.25             --        $3,000       $ 13,000
Janice D. Stoney.........................       --       --      4,000       $ 32.25             --        $3,000       $ 11,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CHANGE-OF-CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with all of the Named Officers, which would become effective for a period of 3 years following a Change of Control. Such agreements require that the Named Officer continue to be employed in a substantially identical position. In the event that the employment of the person is terminated other than for cause or the person terminates employment within the 30-day period following the 1 year anniversary of the Change of Control for any reason, or at any time if there occurs one or more significantly unfavorable changes in the terms and conditions of his or her employment, each person would receive a lump sum equal to (a) 3 times the sum of
(i) annual base salary and (ii) the most recent award under the Annual Incentive Plan, plus (b) a prorated maximum award for the current year. The amount of any other severance payments would be subtracted from the amount payable under the employment agreement. A Change of Control shall mean (1) the acquisition by any individual, entity or group (other than the Company or fiduciaries holding securities under an employee benefit plan of the Company) of the beneficial ownership of 20% or more of the then outstanding stock of the Company or the combined voting power of the then outstanding voting securities of the Company; or (2) a hostile change in the composition of the board of directors such that the incumbent board ceases to constitute a majority of the board; or (3) the approval by the shareholders of a complete liquidation or dissolution, or the sale or other disposition of all or substantially all of the assets, of the Company, or a reorganization, merger or consolidation of the Company.

If any payment would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code, the Company will make the person whole with respect to any additional taxes due. In addition, each person will receive lifetime medical benefits substantially similar to those provided at the time of the Change of Control.

In November 1992, the Company entered into an employment agreement with Mr. Goings which provided for a beginning annual salary of $325,000, a guaranteed minimum annual incentive of $162,500 payable in 1994 for fiscal year 1993, and a guaranteed minimum long-term incentive of $81,500, payable in 1995 for the 1993-1994 incentive cycle. Reflected in the Summary Compensation Table is a 1992 one-time cash payment of $150,000 which replaced the cash incentive award Mr. Goings forfeited when he left his previous employer.

For the years 1994, 1995 and 1996, Mr. Goings will participate in an annual gainsharing program to be based on pre-tax segment income of Tupperware North America. Any gainsharing awards earned will be payable 50% in cash and 50% in restricted stock. A gainsharing award for 1994 is reflected in the Summary Compensation Table. Also, Mr. Goings will participate in annual incentive programs based on non-North-American Tupperware operations.

To replace stock compensation forfeited when Mr. Goings left his previous employer, he was granted a stock option for 100,000 shares which will become exercisable three years following the date of grant. He was awarded 40,000 shares of restricted stock which vest in one-third increments annually over a three-year period from date of award.

In the event Mr. Goings is terminated without cause, he will receive an amount equal to 2 times his base salary, offset by the amounts due under the Company's severance pay plan.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF
   INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board has appointed Price Waterhouse as independent auditors of the Company for the fiscal year ending December 30, 1995, which appointment will be proposed for ratification at the meeting. Price Waterhouse served as independent auditors of the Company for fiscal year 1994.

Services performed by Price Waterhouse as independent auditors for the 1994 fiscal year included, among others: the annual audit of the consolidated financial statements; audits or limited reviews of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans and trusts; and consultations in connection with various financial reporting, accounting, tax and other matters.

Representatives of Price Waterhouse will be present at the meeting to make statements if they desire, and to respond to questions of shareholders.

Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS.

--------------------------------------------------------------------------------

3. OTHER MATTERS

DISCRETIONARY AUTHORITY

At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

NOTICE REQUIREMENTS

The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-Law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1996 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 24, 1995.

EXPENSES AND METHODS OF SOLICITATION

The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

Georgeson & Company Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid $10,000, plus expenses, for its services.

By order of the Board of Directors,

[SIG.]

John M. Costigan
Secretary

Dated: March 27, 1995


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY. RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                                                  MARCH 27, 1995

TO: PARTICIPANTS IN EMPLOYEE BENEFIT PLANS
    OF PREMARK INTERNATIONAL, INC.

THE ANNUAL MEETING OF SHAREHOLDERS OF PREMARK INTERNATIONAL, INC. WILL BE HELD AT THE KINGSTON PLANTATION, 9800 LAKE DRIVE, MYRTLE BEACH, SOUTH CAROLINA, AT 11:00 A.M., ON WEDNESDAY, MAY 3, 1995.

AS A PARTICIPANT IN AN EMPLOYEE BENEFIT PLAN OF PREMARK INTERNATIONAL, INC., YOU ARE ENTITLED TO DIRECT THE VOTING OF THE NUMBER OF SHARES OF PREMARK COMMON STOCK INDICATED ON THE ENCLOSED CARD. ACCORDINGLY, USE THE ENCLOSED CARD TO CONVEY YOUR INSTRUCTIONS TO THE PLAN TRUSTEE WHO WILL VOTE THE SHARES ON YOUR BEHALF.

REGARDLESS OF THE NUMBER OF SHARES HELD IN TRUST ON YOUR BEHALF, EXERCISING YOUR VOTING INSTRUCTION RIGHT IS VERY IMPORTANT.

AFTER FILLING OUT THE ENCLOSED CARD, PLEASE SIGN AND DATE IT, AND RETURN IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE. NO POSTAGE IS NECESSARY.

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                                                                                                               Please mark
                                                                                                               your votes
                                                      VOTING INSTRUCTION CARD                            [X]   this way

                         _______________________
                             NO. OF SHARES

This voting instruction card when properly executed will be voted in the manner directed herein. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the
Master Defined Contribution Trust.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1--THE ELECTION OF DIRECTORS                           FOR  WITHHOLD
                                                            ALL  FOR ALL                                       FOR  AGAINST  ABSTAIN
        Nominees: Warren L. Batts, Ruth M. Davis, Lloyd C.  [ ]     [ ]    ITEM 2--THE PROPOSAL TO RATIFY THE  [ ]    [ ]      [ ]
        Elam and John B. McKinnon for the term expiring                            APPOINTMENT OF INDEPENDENT
        in 1998; and E. V. Goings for the term expiring                            AUDITORS
        in 1996.

WITHHOLD FOR (Write that nominee's name in tet space below):

______________________________________________________


                                                                        Receipt is hereby acknowledged of the notice of meeting and proxy statement dated March 27, 1995 and the 1994 annual
                                                                        report to shareholders of Premark International, Inc.



    Signature(s) _____________________________________________________________________       Date ___________________________
    Please mark, date and sign above and return in the enclosed envelope.


                                                    PREMARK INTERNATIONAL, INC.
                                             1717 DEERFIELD ROAD, DEERFIELD, IL 60015

                                                VOTING INSTRUCTIONS TO TRUSTEE FOR
                                                1995 ANNUAL MEETING OF SHAREHOLDERS

As a participant in a benefit plan sponsored by Premark International, Inc., you have the right to give written instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 3, 1995 and at any adjournment thereof. In this connection, please indicate your voting choices on the reverse side of this card, sign and date it, and return it promptly in the postpaid envelope provided.

                                                      (Continued on Reverse)

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

                                                                                                    Please mark
                                                                                                    your votes
                                                        PROXY                                  [X]  this way


                 ______________________
                      NO. OF SHARES

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1--THE ELECTION OF DIRECTORS

        Nominees: Warren L. Batts, Ruth M. Davis,
        Lloyd C. Elam and John B. McKinnon for the
        term expiring in 1998; and E. V. Goings    FOR   WITHHOLD
        for the term expiring in 1996.             ALL    FOR ALL                                         FOR    AGAINST    ABSTAIN
                                                   [ ]     [ ]       ITEM 2--THE PROPOSAL TO RATIFY THE   [ ]      [ ]        [ ]
WITHHOLDING FOR (Write that nominee's name in                                APPOINTMENT OF INDEPENDENT
the space below):                                                            AUDITORS

_____________________________________________
                                                                     I PLAN TO ATTEND MEETING.
                                                                     If you check this box to the right      [ ]
                                                                   an admission ticket will be sent to you.

                                                                    COMMENTS/ADDRESS CHANGE
                                                                     Please mark this box if you have        [ ]
                                                                      written comments/address change
                                                                              on the reverse side.

                                                                   Receipt is hereby acknowledged of the notice of meeting and proxy statement dated March 27, 1995 and the 1994 annual report to shareholders of Premark International, Inc.

Signature(s) _______________________________________________________________________________    Date ______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian,  please give full title as such.


                                                    PREMARK INTERNATIONAL, INC.
                                             1717 DEERFIELD ROAD, DEERFIELD, IL  60015
                                           PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

                                                            MAY 3, 1995

                                   THIS PROXY  IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        P        The undersigned hereby appoints William O. Bourke, Clifford J. Grum and Joseph E. Luecke, and
        R        each of them, proxies for the undersigned, with full power of substitution, to vote the shares
        O        that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Premark
        X        International, Inc., on May 3, 1995, and at any adjournment thereof, upon the matters set forth
        Y        on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly be presented.

COMMENTS/ADDRESS CHANGE: PlEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE


                                                                              THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                                                                     PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
                                                                                   IN THE POSTPAID ENVELOPE PROVIDED.

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